UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2026
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Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of principal executive offices, including zip code)
(425) 462-1515
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 2, 2026, Evergreen AcqCo GP LLC, S-Evergreen Holding Corp., Evergreen AcqCo 1 LP (the “US Borrower”), Value Village Canada Inc. (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), each a subsidiary of Savers Value Village, Inc., and certain of their subsidiaries entered into an amendment (the “Amendment”) to the Borrowers’ Credit Agreement, dated as of September 18, 2025 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Borrowers, Evergreen AcqCo GP LLC, S-Evergreen Holding Corp., the lenders party thereto, Jefferies Finance LLC, as administrative agent and collateral agent, and PNC Bank, National Association, as revolving agent.
Among other things, the Amendment reduces the Applicable Rate (as defined in the Credit Agreement) on the Borrowers’ existing term loans to 2.50% for Term SOFR Loans (as defined in the Credit Agreement) and 1.50% for Base Rate Loans (as defined in the Credit Agreement).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	June 2, 2026	By:	/s/ Michael W. Maher
		Name:	Michael W. Maher
		Title:	Chief Financial Officer and Treasurer